Exhibit 10.2

Form of Undertaking to Repay Advancement of Indemnification Expenses

[                 ], 2015

Ocwen Financial Corporation

1661 Worthington Road Suite 100

West Palm Beach, FL 33409

Attention: General Counsel

Re: Undertaking to Repay Advancement of Indemnification Expenses

Dear Sir/Madam:

This undertaking is being provided pursuant to (i) Article V of the Articles of Incorporation of Ocwen Financial Corporation, a Florida corporation (the “Corporation”) dated August 21, 1996 (the “Articles”), (ii) Article V of the Amended and Restated Bylaws of the Corporation dated May 8, 2013 (the “Bylaws” and together with the Articles, the “Charter Documents”), and (iii) those certain Resolutions of the Committee of Disinterested Directors of the Board of Directors of the Corporation dated as of March 17, 2015 (the “Resolutions”), authorizing the advancement of expenses to Indemnifiable Directors and Officers in connection with the Indemnifiable Matters (in each case, as defined therein; terms used herein and not otherwise defined shall have the meanings ascribed to them in the Resolutions).

I have become involved in one or more of the Indemnifiable Matters based on my status as [a director] [an officer] of the Corporation and/or alleged actions or failures to act in my capacity as an [officer] [director] of the Corporation. As authorized pursuant to the Resolutions, I desire to request the advancement of expenses paid or incurred by me in connection with the Indemnifiable Matter(s) to which I am subject (each, an “Expense Advance”).

As a material inducement to the Corporation making each Expense Advance:

•	I hereby represent and warrant to the Corporation that in connection with the Indemnifiable Matters I have acted (1) in good faith and (2) in a manner I reasonably believed to be in, or not opposed to, the best interests of the corporation and, (3) have had no reasonable cause to believe my conduct was unlawful (the “Standard of Conduct”).
•	I understand and agree that each request for an Expense Advance shall constitute a certification to the Corporation that I have met the Standard of Conduct in connection with the Indemnifiable Matter.

•	I hereby undertake to repay any amounts paid, advanced or reimbursed by the Corporation for such Expense Advance to the extent that it is ultimately determined that I am not entitled to indemnification under section 607.0850 of the Florida Statutes or the Charter Documents or Resolutions.

I understand and agree that each request for an Expense Advance must be submitted to the General Counsel, or to a designee of the General Counsel, as soon as practicable, but in any event no later than sixty (60) days after such expenses have been incurred, together with a reasonable accounting of such expenses (which, by way of example, may consist of a reasonably detailed invoice of the law firm representing the undersigned). Such requests must be submitted in writing, which may be via email.

This undertaking shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the principles of conflicts of laws thereof.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Name:

Agreed and Acknowledged:

OCWEN FINANCIAL CORPORATION

By:
Name:
Title:

[Signature Page to Undertaking to Repay Advancement of Expenses]